10. Shareholder Proxy Vote (unaudited)

At a special meeting of shareholders held on October 8, 2010 shares were voted as follows on the proposals presented to the shareholders:
Proposal 1. To elect eight trustees (seven of whom are currently trustees) to the Board of Trustees of the Trust.

Funds that Voted:  All Funds

No. of Shares:     David E. Benkert

Affirmative
3,794,452,411.294
Withhold
124,280,498.863
Total
3,918,732,910.157


No. of Shares:     Thomas L. Braje

Affirmative
3,795,149,838.318
Withhold
123,583,071.839
Total
3,918,732,910.157


No. of Shares:     Evelyn S. Dilsaver

Affirmative
3,787,132,391.878
Withhold
131,600,518.279
Total
3,918,732,910.157


No. of Shares:     David A. Goldfarb

Affirmative
3,785,587,914.496
Withhold
133,144,995.661
Total
3,918,732,910.157


No. of Shares:     Earle A. Malm II

Affirmative
2,788,258,285.734
Withhold
1,130,474,624.423
Total
3,918,732,910.157


No. of Shares:     Michael L. Noel

Affirmative
3,796,712,559.640
Withhold
 122,020,350.517
Total
3,918,732,910.157


No. of Shares:     Mindy M. Posoff

Affirmative
3,806,132,642.117
Withhold
112,600,268.040
Total
3,918,732,910.157


No. of Shares:     Robert M. Whitler

Affirmative
3,786,669,009.541
Withhold
132,063,900.616
Total
3,918,732,910.157

Mr. Benkert, Mr. Braje, Ms. Dilsaver, Mr. Goldfarb,
Mr. Malm , Mr. Noel and Mr. Whitler continue to serve in their capacities as Trustees of the Funds. Ms. Posoff was elected to serve in the capacity as Trustee of the Funds.

Proposal 2.   To consider approving an amendment to
the Trust's Declaration of Trust to permit
Fund liquidations with the approval of the Board but without obtaining shareholder approval.

Funds that Voted:  All Funds


No. of Shares:    HighMark California Tax-Free Money Market Fund

Affirmative
125,208,434.938
Withhold
151,925,209.198
Abstain
8,762,991.667
Broker Non-Vote
306,734,529.127
Total
592,631,164.930



No. of Shares:    HighMark Diversified Money Market Fund

Affirmative
591,888,332.750
Withhold
795,523,860.074
Abstain
23,399,716.617
Broker Non-Vote
420,274,591.357
Total
1,831,086,500.798



No. of Shares:    HighMark Treasury Plus Money Market Fund

Affirmative
4,789,931.750
Withhold
10,745,340.080
Abstain
0.000
Broker Non-Vote
10,469,629.000
Total
26,004,900.830



No. of Shares:    HighMark U.S. Government Money Market Fund

Affirmative
 524,800,014.333
Withhold
 47,846,825.003
Abstain
1,405,765.772
Broker Non-Vote
94,275,186.057
Total
 668,327,791.165



No. of Shares:    HighMark 100% U.S. Treasury Money Market Fund

Affirmative
188,302,337.518
Withhold
73,836,258.188
Abstain
865,188.277
Broker Non-Vote
352,129,143.247
Total
615,132,927.230

Proposal 3. To consider extending the applicability of an existing amendment to the Investment
Advisory Agreement with HighMark Capital Management,
Inc. ("HCM") to Funds organized prior
to March 19, 2009, which amendment gives specific authorization to HCM, with the approval of the Board, to delegate any or all of its responsibilities under the Investment Advisory Agreement to one or more sub-advisers.

Funds that Voted:  All Funds


No. of Shares:    HighMark California Tax-Free Money Market Fund

Affirmative
266,373,928.048
Withhold
9,599,522.958
Abstain
9,923,184.797
Broker Non-Vote
306,734,529.127
Total
592,631,164.930


No. of Shares:    HighMark Diversified Money Market Fund

Affirmative
1,242,413,362.147
Withhold
144,179,718.407
Abstain
24,218,828.887
Broker Non-Vote
420,274,591.357
Total
1,831,086,500.798



No. of Shares:    HighMark Treasury Plus Money Market Fund

Affirmative
15,535,100.830
Withhold
171.000
Abstain
0.000
Broker Non-Vote
10,469,629.000
Total
26,004,900.830


No. of Shares:    HighMark U.S. Government Money Market Fund

Affirmative
 567,305,620.613
Withhold
4,485,141.483
Abstain
2,261,843.012
Broker Non-Vote
94,275,186.057
Total
668,327,791.165



No. of Shares:    HighMark 100% U.S. Treasury Money Market Fund

Affirmative
259,310,802.488
Withhold
2,500,472.668
Abstain
1,192,508.827
Broker Non-Vote
352,129,143.247
Total
615,132,927.230

Proposal 4. To consider authorizing HCM, with the approval of the Board, including a majority of the Trustees who are not "interested persons" of the Funds or HCM (the "Independent Trustees"), to enter into and materially amend sub-advisory agreements with sub-advisers, without obtaining shareholder approval. The authorization sought is not proposed to extend to sub-advisers who are affiliates of HCM or the Funds (other than by reason of serving as sub-advisers to one or more Funds).

Funds that Voted:  All Funds

No. of Shares:    HighMark California Tax-Free Money Market Fund

Affirmative
128,702,490.098
Withhold
148,944,185.158
Abstain
8,249,960.547
Broker Non-Vote
306,734,529.127
Total
592,631,164.930


No. of Shares:    HighMark Diversified Money Market Fund

Affirmative
561,442,913.841
Withhold
825,299,537.563
Abstain
24,069,458.037
Broker Non-Vote
420,274,591.357
Total
1,831,086,500.798


No. of Shares:    HighMark Treasury Plus Money Market Fund

Affirmative
4,789,931.750
Withhold
10,745,340.080
Abstain
0.000
Broker Non-Vote
10,469,629.000
Total
26,004,900.830


No. of Shares:    HighMark U.S. Government Money Market Fund

Affirmative
524,426,734.423
Withhold
48,388,634.143
Abstain
1,237,236.542
Broker Non-Vote
94,275,186.057
Total
668,327,791.165


No. of Shares:    HighMark 100% U.S. Treasury Money Market Fund

Affirmative
195,281,010.698
Withhold
66,476,614.348
Abstain
1,246,158.937
Broker Non-Vote
352,129,143.247
Total
615,132,927.230